CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm included on the cover page and under the caption of "Independent Registered Public Accounting Firm" in the Statement of Additional Information and "Financial Highlights" in the Prospectuses in Post-Effective Amendment Number 151 to the Registration Statement (Form N-1A No. 33-65572).

We also consent to the incorporation by reference therein and use of our reports dated February 22, 2018 with respect to the financial statements and financial highlights of USAA Flexible Income Fund, USAA Global Managed Volatility Fund, USAA NASDAQ-100 Index Fund, USAA Real Return Fund, USAA S&P 500 Index Fund, USAA Target Retirement Income Fund, USAA Target Retirement 2020 Fund, USAA Target Retirement 2030 Fund, USAA Target Retirement 2040 Fund, USAA Target Retirement 2050 Fund, USAA Target Retirement 2060 Fund, USAA Total Return Strategy Fund, and USAA Ultra Short-Term Bond Fund and dated February 28, 2018 with respect to the financial statements and financial highlights of USAA Extended Market Index Fund for the year ended December 31, 2017 included in the Annual Report (Form N-CSR) for 2017 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Antonio, Texas

April 25, 2018